Exhibit 21

Name Of Entity	State Of Formation
Winthrop Realty Trust	Ohio
WRT-TRS Management Inc.	Delaware
WRT Realty L.P.	Delaware
FT-Circle Tower Manager LLC	Delaware
FT-Circle Tower LLC	Delaware
WRT-Springing Member LLC	Delaware
FT-Fin Acquisition LLC	Delaware
FT-Amherst Property Manager LLC	Delaware
FT-Amherst Property LLC	Delaware
WRT Holding LLC	Delaware
8750 Stoney Island LLC	Delaware
FT-5400 Westheimer LLC	Delaware
FT-5400 New Unit Lender LLC	Delaware
5400 Westheimer Holding L.P.	Delaware
FT-Marc Loan LLC	Delaware
FT-Marc Class B LLC	Delaware
FT-Ontario Holdings LLC	Delaware
FT-Ontario Property Manager LLC	Delaware
FT-Ontario Property LLC	Delaware
FT-Ontario Parking Manager LLC	Delaware
FT-Ontario Parking LLC	Delaware
FT-Toy LLC	Delaware
WRT-Property Holdings LLC	Delaware
WRT-MARC RC LLC	Illinois
WRT-MARC RC LAND LLC	Illinois
WRT-MARC RC HOLDING LLC	Delaware
Concord Debt Holdings LLC	Delaware
WRT OFP LLC	Delaware
WRT Management, LLC	Delaware
WRT-Atlanta LLC	Delaware

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